Exhibit 99.1

Press Release

Financial and Investor Contact:

Eric Slusser

770-951-6101

eric.slusser@gentiva.com

or	John Mongelli

770-951-6496

john.mongelli@gentiva.com

Media Contact:

Scott Cianciulli

Brainerd Communicators

212-986-6667

cianciulli@braincomm.com

Gentiva® Health Services Promotes David Causby to President and Chief Operating Officer

Atlanta, GA, May 13, 2014 – Gentiva Health Services, Inc. (Nasdaq: GTIV) announced today that David Causby will assume the role of President and Chief Operating Officer. Mr. Causby currently serves as the Company’s Chief Operating Officer and will assume the responsibilities of President consistent with his operating responsibilities.

Tony Strange, Gentiva’s Chief Executive Officer, commented, “David has done a great job in leading the day-to-day operations of our business and his commitment and leadership make him the ideal individual to fulfill the important responsibilities of President, in addition to his current role as COO. I am proud of David and his team and look forward to his continued success.”

Mr. Causby became EVP, Chief Operating Officer in October 2013. He was previously President of the Home Health Division since 2011. He joined Gentiva in 2003 and most recently served as the Senior VP of Operations for the Home Health Division. He previously held various other positions at Gentiva, including VP of Operations for the Home Health Division, VP of Operations for the Western Region, and VP of Operations for the Carolinas Region.

About Gentiva Health Services, Inc.

Gentiva Health Services, Inc. is one of the nation’s largest providers of home health, hospice and community care services, delivering innovative, high quality care to patients

3350 Riverwood Parkway, Suite 1400, Atlanta, GA 30339

across the United States. Gentiva is a single source for skilled nursing; physical, occupational, speech and neurorehabilitation services; hospice services; social work; nutrition; disease management education; help with daily living activities; and other therapies and services. GTIV-G

Forward-Looking Statements

Certain statements contained in this news release, including, without limitation, statements containing the words “believes,” “anticipates,” “intends,” “expects,” “assumes,” “trends” and similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon the Company’s current plans, expectations and projections about future events. However, such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the following: economic and business conditions; demographic changes; changes in, or failure to comply with, existing governmental regulations; the impact on our Company of healthcare reform legislation and its implementation through governmental regulations; legislative proposals for healthcare reform; changes in Medicare, Medicaid and commercial payer reimbursement levels; the outcome of any inquiries into the Company’s operations and business practices by governmental authorities; compliance with any corporate integrity agreement affecting the Company’s operations; effects of competition in the markets in which the Company operates; liability and other claims asserted against the Company; ability to attract and retain qualified personnel; ability to access capital markets; availability and terms of capital; loss of significant contracts or reduction in revenues associated with major payer sources; ability of customers to pay for services; business disruption due to severe weather conditions, natural disasters, pandemic outbreaks, terrorist acts or cyber attacks; availability, effectiveness, stability and security of the Company’s information technology systems; ability to successfully integrate the operations of acquisitions the Company may make and achieve expected synergies and operational efficiencies within expected time-frames; ability to maintain compliance with its financial covenants under the Company’s credit agreement; effect on liquidity of the Company’s debt service requirements; and changes in estimates and judgments associated with critical accounting policies and estimates. For a detailed discussion of certain of these and other factors that could cause actual results to differ from those contained in this news release, please refer to the Company’s various filings with the Securities and Exchange Commission, including the “Risk Factors” section contained in the Company’s annual report on Form 10-K for the year ended December 31, 2013.

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